SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2008 (July 21, 2008)

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

One Energy Square, Suite 200
4925 Greenville Avenue, Dallas, TX 75206
(Address of Principal Executive Offices)

214-800-2663
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Glen Rose Petroleum Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item. 1.01	Entry into Material Definitive Agreements

On July 23, 2008, Glen Rose Petroleum Corporation entered into a definitive participation agreement with WHL Energy Limited, an Australian corporation listed on the Australian Stock Exchange under the “WHN” symbol. Under the agreement Glen Rose Petroleum Corporation will sell a 50% interest in 2,560 acres of its Wardlaw Field for $2.5 million. The participation agreement also gives WHL Energy Limited an option to pursue two additional 2,560 acre phases for non-refundable payments of $3.00 million and $4.00 million respectively, with the same 50% carried interest by the Company in the amount advanced by WHL Energy Limited. In addition, WHL Energy Limited retains an Area of Mutual Interest, to allow the joint expansion of our base activity as well as the option to participate in drilling activity deeper than the Glen Rose formation.

On July 23, 2008, Glen Rose Petroleum Corporation entered into an agreement and mutual release with Chadbourn Securities, Inc. that terminated the agreement between United Heritage Corporation and Chadbourn Securities, Inc. dated January 16, 2008 relating to the placement of securities and other services as of May 19, 2008 and provided a release of all claims by both parties under the January 16, 2008 agreement. The Agreement dated as of May 19, 2008 also requires Glen Rose Petroleum Corporation to deliver 25,000 of its restricted common shares to Chadbourn Securities, Inc. and provide piggy-back registration rights for those shares.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 –  Press release dated July 21, 2008
Exhibit 99.2 – Press release dated July 24, 2008
Exhibit 99.3 – Participation Agreement with WHL Energy, Ltd.
Exhibit 99.4 – Agreement and Mutual Release with Chadbourn Securities, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2008

GLEN ROSE PETROLEUM CORPORATION

By:	/s/ Joseph F. Langston Jr.
Joseph F. Langston Jr., President